Exhibit 10.3

EMERALD ADVANCE
RECEIVABLES PARTICIPATION AGREEMENT
By and Among
EMERALD FINANCIAL SERVICES, LLC
BofI FEDERAL BANK
HRB PARTICIPANT I, LLC
And
H&R BLOCK, INC.
_________________________________________
Dated as of
__________________ ____, 2014

Table of Contents
Page

1.	Definitions 2

2.	Purchase Date; Participation; Settlement Report; Fair Value 7

3.	Conditions Precedent to Purchase and Sale of Participation 9

4.	Participant’s Obligations 10

5.	Payments on Account 10

6.	Control of Collateral 11

7.	Standard of Care 11

8.	Costs and Expenses 12

9.	Representations 12

10.	Notices 14

11.	Payment Instructions 16

12.	Interest on Overdue Payments 17

13.	Transfers of Participations; Permitted Assignments 17

14.	Charged-Off Accounts 18

15.	Indemnification 18

16.	Force Majeure 21

17.	Binding Agreement 21

18.	Amendments; Entire Agreement 21

19.	Confidentiality; Records 22

20.	Governing Law 23

21.	Consent to Jurisdiction 23

22.	Waiver of Jury Trial 23

23.	Further Assurances 23

24.	Termination 24

25.	No Relationship 24

26.	Counterpart Execution 24

27.	Severability 24

28.	Underwriting Standards 24

29.	Clarification of Intent 24

30.	Guarantee 25

EXHIBIT A Calculation of Purchase Price of Participation Interest
EXHIBIT B SETTLEMENT REPORT
EXHIBIT C CALCULATION OF DISTRIBUTION OF CASH FLOW FROM RECEIVABLES

EMERALD ADVANCE RECEIVABLES PARTICIPATION AGREEMENT
THIS EMERALD ADVANCE RECEIVABLES PARTICIPATION AGREEMENT (this “Agreement”), dated as of ______ _____, 2014, is made by and among EMERALD FINANCIAL SERVICES, LLC, a limited liability company organized under the laws of Delaware (together with its successors and assigns, “Servicer”), BofI FEDERAL BANK, a federal savings bank (together with its successors and permitted assigns, “BofI”), HRB PARTICIPANT I, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Participant”) and H&R BLOCK, INC., a Missouri corporation (together with its successors and permitted assigns, “Guarantor”). Servicer, BofI and Participant are at times hereinafter referred to as the “Parties” and each individually as a “Party.”
RECITALS:
A.HRB Tax Group, Inc., a Missouri corporation (“HRB Tax Group”), and certain of its subsidiaries are in the business of providing (or making available through franchisees) tax preparation and related products and services primarily to consumer customers (“Company Customers”) throughout the Program Territory.
B.HRB Tax Group, the Servicer and the Participant are indirect subsidiaries of the Guarantor (the Guarantor, together with all its subsidiaries, the “Company”).
C.Contemporaneously with the execution and delivery of this Agreement, Servicer and BofI have entered into that certain Program Management Agreement, dated as of the date hereof (the “PMA”), under which Servicer will facilitate and service BofI’s offering and administration of certain financial products as described in the PMA.
D.BofI will advance funds to or on behalf of Accountholders (as defined below) as part of the Emerald Advance as contemplated under the PMA, and thereby originate Receivables (as defined below).
E.BofI desires to sell and transfer to Participant from time to time, and Participant desires to purchase and accept from BofI from time to time, a Participation (as defined below) in all Receivables from time to time outstanding, on the terms and conditions hereof.
F.The Parties desire for Servicer to administer and service the Accounts (as defined below) and the Receivables pursuant to the PMA, and in accordance with the terms of this Agreement.
G.The Parties desire for Guarantor to guarantee all obligations, including the payment and performance of the obligations, of Participant under this Agreement, and Guarantor will derive good and sufficient consideration in the form of indirect and actual benefits from the transactions contemplated hereunder and is willing to guarantee the payment and performance of all of Participant’s obligations hereunder.
AGREEMENT
ACCORDINGLY, in consideration of the mutual covenants and agreements of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Definitions.
(a)Capitalized terms use in this Agreement shall have the meaning set forth below:
“Account” means an H&R Block Emerald Advance account established by BofI under the Emerald Advance program pursuant to Account Documentation, excluding, however, any legacy Emerald Advance account that was previously participated under the Legacy Participation Agreement.
“Account Documentation” means, with respect to any Account or Accounts, the applications, Accountholder agreements, instruments, disclosures, privacy notices, change of terms notices, including any and all amendments or modifications thereto, however stored or kept, and any other written information relating to such Account’s terms and conditions.
“Accountholder” means any Person who holds or has held an Account as a customer of BofI.
“Accrued Pre-Purchase Date Interest” means, with respect to any Advances to be Participated on a Purchase Date, all Interest that has accrued but has not been paid with respect to such Advances for the period until (but excluding) such Purchase Date.
“Act” has the meaning set forth in Section 9(d).
“Administration Fee” means, a fee payable to BofI by Participant on each Purchase Date with respect to any Participation sold on such Purchase Date, in an amount equal to the product of (i) the Administration Fee Rate times (ii) the sum of (x) the Outstanding Advance Participation Amount and (y) the Outstanding Fee Participation Amount.
“Administration Fee Rate” means 0.40% (40 basis points).
“Advances” means, with respect to an Account, the principal amount of any funds advanced by BofI to or on behalf of the Accountholder under such Account, from time to time, to the extent not repaid.
“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person, and “ownership” means the direct or indirect beneficial ownership of more than 30% of the equity securities of a Person, or, in the case of a Person that is not a corporation, more than 30% of the voting and/or equity interest of such Person.
“Agreement” means this Emerald Advance Receivables Participation Agreement.
“Applicable Law” means any and all laws, treaties, rules, regulations, regulatory guidance and determinations of a Regulatory Authority, mandatory written direction from a Regulatory Authority, and orders opinions and interpretations of any Regulatory Authority, including under the Bank Secrecy Act, laws relating to anti-money laundering, identity theft, fraud schemes, and predatory, unfair or deceptive acts, any and all sanctions or regulations enforced by OFAC, and statutes or regulations of any state relating to gift cards, money transmission or unclaimed property, that are applicable to the Program, or otherwise applicable to any of the Parties.

“Assumed Obligations” means, with respect to an Account and any related Receivables, all obligations of BofI with respect to or in connection with such Account and Receivables, including any obligation or liability owed to the related Accountholder in connection therewith.
“BofI” has the meaning set forth in the preamble.
“BofI Indemnified Party” has the meaning set forth in Section 15(a).
“BofI Percentage Interest” with respect to Accounts and Receivables participated under this Agreement, means 10%.
“Business Day” means any day, except Saturday, Sunday or federal legal holiday.
“Charged-Off Accounts” means any and all Accounts with respect to which Receivables have been charged off by BofI in accordance with its policies and procedures regarding charge-offs, as such policies and procedures may be established or amended, and are in effect from time to time.
“Claim” means any claim, demand, suit, legal action, regulatory action, administrative action, arbitration or proceeding, including those brought in connection with allegations of misrepresentations, breach of warranty, breach of contract, violation of Applicable Law, unfair or deceptive acts or practices, or otherwise seeking to recover Indemnified Losses.
“Collateral” means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an any mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance has been, or is purported to have been, granted to (or otherwise created for) or for the benefit of BofI under any Account Documentation.
“Company” has the meaning set forth in the recitals.
“Company Customers” has the meaning set forth in the recitals.
“Confidential Information” means (i) information that is provided by or on behalf of a Party to another Party, its Affiliates or to a Service Provider, in connection with the Program, or (ii) information about a Party, its Affiliates, or their respective businesses or employees, that is otherwise obtained by another Party in connection with the Program, in each case including: (A) information concerning Program marketing plans, marketing philosophies, objectives and financial results; (B) information regarding business systems, methods, processes, financing data, programs and products; (C) information unrelated to the Program obtained by another Party in connection with this Agreement, including by accessing or being present at the business location of another Party; (D) proprietary technical information, including source and object codes; (E) competitive advantages and disadvantages, technological development, sales volumes, merchandise mix, business relationships and methods of transacting business, product design, product features and functionalities, operational and data processing capabilities, and systems software and hardware and the documentation thereof; (F) other information regarding the business or affairs of a Party or its Affiliates or the transactions contemplated by this Agreement that such other Party or its Affiliates reasonably considers confidential or proprietary; and (G) any copies, excerpts, summaries, analyses or notes of the foregoing. Subject to any disclosure required by Applicable Law, the Parties agree that the terms of this Agreement and the PMA shall be Confidential Information of the Parties.

“Disclosing Party” has the meaning set forth in Section 19(b).
“Distribution” means any collection or other recovery, whether by setoff or otherwise, of cash (including Interest and Fees) or other property (including Collateral) or proceeds under or in respect of any Account or Participated Receivable.
“Distributions Account” has the meaning set forth in Section 5(a).
“Emerald Advance” means an open-end line of credit offered by BofI under the Program whereby Company Customers may obtain credit, as further described in the Emerald Advance Product Schedule to the PMA.
“Emerald Advance Product Schedule” means Schedule C attached to the PMA.
“Federal Funds Target Rate” means, for any date that is a Business Day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day in The Wall Street Journal (Eastern Edition), or, if such rate is not so published for such Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Target Rate shall be the rate applicable to federal funds transactions on the immediately preceding Business Day for which such rate is reported.
“Fees” means, with respect to an Account, the annual fee and any other fees (including any late payment fee and other similar fees) payable by the Accountholder under the applicable Account Documentation.
“Guarantee” has the meaning set forth in Section 30(a).
“Guaranteed Obligations” has the meaning set forth in Section 30(a).
“Guarantor” has the meaning set forth in the preamble.
“Indemnified Party” has the meaning set forth in Section 15(c).
“Indemnified Losses” means any and all losses, liabilities, costs and expenses of any kind, nature or description imposed or incurred in connection with this Agreement (including reasonable attorneys’ fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages (including liquidated damages), claims (including counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, investigations or proceedings by whomsoever asserted (including Regulatory Authorities).
“Indemnifying Party” has the meaning set forth in Section 15(c).
“Information” has the meaning set forth in Section 9(a)(iv).
“Initial Purchase Date” means the date that is the earlier of November [___], 2014 and one Business Day following the launch of the Promotional Period.
“Interest” means, with respect to an Account, all finance charges (excluding Fees) that are paid or payable by the Accountholder of such Account (including under the applicable Account Documentation).

“Legacy Participation Agreement” means the Amended and Restated Legacy Emerald Advance Participation Agreement, dated ________ __, 2014, by and among Servicer, BofI, Guarantor and HRB Products, LLC.
“Loan Participation Cash Flow” means, with respect to any calendar month and all Accounts and Participated Receivables under this Agreement, an amount, but not less than zero, equal to the aggregate amount of Distributions received by BofI during such month.
“Loan Participation Fair Value Percentage” means 100%.
“Monthly Statement” has the meaning set forth in Section 5(a).
“Outstanding Advance Participation Amount” means, with a respect to an Account subject to a Participation to be sold on a Purchase Date, the product of the (i) the sum of the aggregate amount of all outstanding Advances relating to such Account for which a Participation has not previously been sold to Participant, plus all applicable Accrued Pre-Purchase Date Interest relating to such Account, times (ii) the Participant Percentage Interest.
“Outstanding Fee Participation Amount” means the product of (i) the Fees with respect to Accounts for which a Participation has been sold by BofI to Participant pursuant to Section 2 and (ii) Participant Percentage Interest.
“Participant” has the meaning set forth in the preamble.
“Participant Indemnified Party” has the meaning set forth in Section 15(b).
“Participant Payment Breach” has the meaning set forth in Section 30.
“Participant Percentage Interest” with respect to Accounts and Receivables participated under this Agreement, means 90%.
“Participated Receivables” means the interest of the Participant in Receivables that have been participated pursuant to this Agreement.
“Participation” has the meaning set forth in Section 2(b).
“Participation Payment” has the meaning set forth in Section 2(a).
“Person” means and includes any individual, partnership, joint venture, corporation, company, bank, trust, unincorporated organization, government or any department, agency or instrumentality thereof.
“Potential Transferee” has the meaning set forth in Section 19(d).
“Prior Payment” has the meaning set forth in Section 5(c).
“Proceeds Subject to Return” has the meaning set forth in Section 5(c).
“Program” has the meaning set forth in the PMA.
“Program Management Agreement” or "PMA" has the meaning set forth in the recitals.
“Program Year” has the meaning ascribed thereto in the PMA.
“Promotional Period” means, for each Program Year, the period beginning early November and ending at the end of January.

“Purchase Agreement” means the Purchase and Assumption Agreement, dated ________ __, 2014, by and among BofI, H&R Block Bank and Block Financial, LLC.
“Purchase Date” means (i) the Initial Purchase Date, (ii) each Business Day (subsequent to the Initial Purchase Date) during the Promotional Period of each Program Year, (iii) the last Business Day of any month that is not a month in the Promotional Period of each Program Year; and (iv) any other Business Day during the term of this Agreement for which Participant delivers to BofI (in response to a Purchase Price Notice delivered by BofI to Participant) a notice indicating that Participant desires to acquire a Participation or Participations on such Business Day, as long as Participant delivers such notice at least one Business Day prior to the Business Day on which Participant wishes to acquire a Participation or Participations, as applicable.
“Purchase Price” means, with respect to a Participation sold on a Purchase Date, the product of (i) the Outstanding Advance Participation Amount, times (ii) the Loan Participation Fair Value Percentage.
“Purchase Price Notice” has the meaning set forth in Section 2(a).
“Receivable” means all past, present and future obligations of an Accountholder to pay money to BofI under the Account Documentation, including obligations for (i) repayment of Advances and (ii) payment of Interest and Fees. The Receivable balance recorded on the general ledger identifies the component Advances and Fees so as to distinguish between the two in the calculation of Purchase Price.
“Receiving Party” has the meaning set forth in Section 19(b).
“Regulatory Authority” means any federal, state or local, domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity with jurisdiction over a Party.
“Regulatory Request” has the meaning set forth in Section 19(b).
“Retained Receivable” means all of BofI’s right, title and interest in and to any (i) Receivable to the extent not yet Participated hereunder and (ii) any Participated Receivable solely to the extent of the BofI Percentage Interest in such Participated Receivable.
“Return Notice” has the meaning set forth in Section 5(c).
“Service Provider” means, with respect to a Party, a third-party service provider (including an Affiliate) (other than, in the case of BofI, the Servicer) used by such Party in connection with the performance of its obligations hereunder or with respect to Emerald Advance.
“Servicer” has the meaning set forth in the preamble.
“Servicing Fees” means all of the fees payable by BofI to Servicer for servicing the Accounts, as set forth in the Emerald Advance Product Schedule attached to the PMA.
“Settlement Report” has the meaning set forth in Section 2(e).
“Transfer” and “Transferred” have the meaning set forth in Section 13(a).
“Underwriting Standards” means the standards established by BofI from time to time for entry into Account Documentation and the advance of funds by BofI to Accountholders, as they may be determined and modified from time to time in accordance with Section 28.

(b)Rules of Interpretation. Unless otherwise expressly provided in this Agreement or the context otherwise requires, the following rules apply hereto:
(i)the singular includes the plural and the plural includes the singular;
(ii)all references to the masculine gender include the feminine gender (and vice versa);
(iii)“include,” “includes” and “including” are not limiting and are deemed to be followed by the words “without limitation”;
(iv)references to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document;
(v)a reference in this Agreement to an Article, Section, Schedule or Exhibit is to the Article, Section, Schedule or Exhibit of or to this Agreement;
(vi)a reference to an Article or Section in this Agreement refers to all sub-parts or sub-components of any such article or section;
(vii)words such as “hereunder,” “hereto,” “hereof,” and “herein,” and other words of like import refer to the whole of this Agreement and not to any particular section, subsection or clause hereof;
(viii)a reference in this Agreement to a “party” or “parties” includes any Person;
(ix)the headings and subheadings of the sections of this Agreement are inserted for convenience of reference only and do not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner;
(x)a reference to “unreasonably withheld” means “unreasonably withheld, delayed or conditioned;”
(xi)any approval, consent or notice required hereunder means “written approval,” “written consent” or “written notice,” as applicable; and
(xii)any reference made in this Agreement to Applicable Law means such Applicable Law as may be amended from time to time, and any successor Applicable Law relating to the same subject.
2.Purchase Date; Participation; Settlement Report; Fair Value.
(a)On each Purchase Date, BofI, or Servicer acting on behalf of BofI, shall provide Participant with a notice listing: (i) the Purchase Price for the aggregate Outstanding Advance Participation Amount available to be sold on such Purchase Date; (ii) the sum of (A) the aggregate Purchase Price for all Participations sold on such Purchase Date plus (B) the applicable Administration Fee (such sum, the “Participation Payment”); (iii) the related Accounts (identified by the identifying number assigned to such Account); (iv) the outstanding amount of each Advance to be Participated on such Purchase Date; (v) the amount of Accrued Pre-Purchase Date Interest related to each Advance to be Participated on such Purchase; and (vi) the outstanding amount of each Fee to be Participated on such Purchase Date (the “Purchase Price Notice”). Each Purchase Price Notice shall be delivered by electronic mail or facsimile in accordance with Section 10 by no later than 10:00 a.m. (Central Time). For the avoidance of doubt, an example of the calculation of the Participation Payment is set forth on Exhibit A. Each Purchase Price Notice shall be deemed to have been accepted by, and shall become finally binding upon, Participant (i) absent demonstrable error attributable solely to BofI and not Servicer or Participant, and (ii) in any event, by 2:00 p.m. (Central Time) on the date of BofI’s (or Servicer’s) delivery of such Purchase Price Notice, unless Participant furnishes BofI with a written notice objecting to any of the information contained therein by no later than 2:00 p.m. (Central Time) on such date. No such objection to, or error in such Purchase Price Notice, shall excuse or release Participant of its obligations to Purchase Participations hereunder, but rather, if timely raised, may only result in a pricing adjustment to correct the error.
(b)On each Purchase Date and subject to (i) payment of the aggregate Participation Payment by Participant in accordance with Section 2(c); and (ii) (A) solely with respect to the Initial Purchase Date, the satisfaction or waiver of the conditions in Section 3(c), and (B) solely with respect to any Purchase Date other than the Initial Purchase Date, the satisfaction or waiver of the conditions in Section 3(d), Participant shall irrevocably purchase and accept, and BofI shall irrevocably sell, transfer and convey to Participant, an undivided participation interest equal to the Participant Percentage Interest in and to all Outstanding Advance Participation Amounts and Outstanding Fee Participation Amounts originated since (x) the date hereof, if such Purchase Date is the Initial Purchase Date, or (y) the immediately preceding Purchase Date, if such Purchase Date is a subsequent Purchase Date, as applicable (each such undivided participation interest, a “Participation”). Without limiting the foregoing, the Participations sold on any Purchase Date shall be the Participations identified on the Purchase Price Notice delivered with respect to such Purchase Date. Participations shall have the characteristics set forth in FASB Accounting Standards Codification (ASC) 860-10-40-6A (formerly FAS No. 166 paragraphs 8B(a) through (d)).
(c)On each Purchase Date and subject to (x) solely with respect to the Initial Purchase Date, the satisfaction or waiver of the conditions set forth in Section 3(a), and (y) solely with respect to any Purchase Date other than the Initial Purchase Date, the satisfaction or waiver of the conditions set forth in Section 3(b), Participant shall with respect to each Participation to be acquired by Participant on such Purchase Date (i) pay BofI by wire transfer of immediately available funds in accordance with Section 11 hereof without setoff, counterclaim or deduction of any kind, an amount equal to the Participation Payment, which wire transfer of funds shall be initiated by Participant not later than 3:00 p.m. (Central Time) on such Purchase Date, and (ii) in consideration for the payment of such Participation Payment, irrevocably purchase from BofI the Participation and irrevocably assume the Assumed Obligations with respect thereto.
(d)The Parties acknowledge and agree that, upon payment of the applicable Participation Payment to BofI and satisfaction of the conditions precedent referenced in Sections 2(b) and 2(c), BofI irrevocably sells, transfers and conveys to Participant, and Participant irrevocably acquires and accepts from BofI, a Participation (and the related Assumed Obligations) effective as of the time at which the applicable Participation Payment is received by BofI. As of such effective time, all risk of loss with respect to the applicable Participated Receivables is irrevocably transferred and conveyed to, and accepted and assumed by, Participant.

(e) Servicer shall deliver to Participant and BofI a report (the “Settlement Report”) by electronic mail or facsimile in accordance with Section 10 not later than 3:00 p.m. (Central Time) on each Purchase Date containing the information called for in Exhibit B, including the Participation Payments to be made on the relevant Purchase Date. Servicer represents and warrants to Participant and BofI that the information contained in such Settlement Report shall be complete and correct in all material respects as of the applicable Purchase Date. Upon delivery, each Settlement Report shall be deemed to have been accepted by, and shall become finally binding upon, Participant (i) absent demonstrable error, and (ii) in any event, by 10:00 a.m. (Central Time) on the first Business Day after the date of BofI’s (or Servicer’s) delivery of such Settlement Report, unless Participant furnishes BofI with a written notice objecting to any of the information contained therein. No such objection to, or error in, such Settlement Report shall excuse or release Participant from its obligations hereunder to purchase Participations.
(f)The applicable Settlement Reports and Purchase Price Notices, together with this Agreement, shall be complete evidence of the purchase and sale of the Participations.
(g)Prior to the commencement of each Program Year, BofI and Participant shall negotiate in good faith to mutually confirm that the Purchase Price of Participations sold during such forthcoming Program Year will be equal to the fair value of such Participations.
(h)Nothing in this Agreement shall require BofI to establish any Account, make any Advance or originate any Receivable.
3.Conditions Precedent to Purchase and Sale of Participation.
(a)Solely with respect to the Participations to be acquired on the Initial Purchase Date, Participant’s obligation to pay the Participation Payment in respect of such Participations to BofI and to acquire such Participations (and assume the related Assumed Obligations) on the Initial Purchase Date shall be subject to the conditions that: (i) Servicer has provided the applicable Purchase Price Notice to Participant in accordance with Section 2(a); and (ii) the PMA has been executed and delivered and is in full force and effect with respect to Emerald Advance product.
(b)With respect to any Participation to be acquired on a Purchase Date other than the Initial Purchase Date, Participant’s obligation to pay the Participation Payment in respect of such Participation to BofI and to acquire such Participation (and assume the related Assumed Obligations) on such Purchase Date shall be subject to the conditions that: (i) Servicer has provided the applicable Purchase Price Notice to Participant in accordance with Section 2(a); and (ii) the PMA remains in full force and effect with respect to Emerald Advance product.
(c)Solely with respect to the Participations to be sold, transferred and conveyed on the Initial Purchase Date, BofI’s obligations to sell, transfer and convey such Participations on the Initial Purchase Date shall be subject to the conditions that the PMA is in full force and effect with respect to Emerald Advance.
(d)With respect to any Participation to be sold, transferred and conveyed on a Purchase Date other than on the Initial Purchase Date, BofI’s obligation to sell, transfer and convey such Participation on such Purchase Date shall be subject to the conditions that the PMA remains in full force and effect with respect to Emerald Advance.

4.Participant’s Obligations.
From and after the applicable Purchase Date, Participant shall accept, assume, perform, and be obligated to pay to BofI, without setoff, counterclaim or deduction of any kind, any amounts required to be paid by BofI in respect of the Assumed Obligations. BofI shall remain the owner of the Retained Receivables.
5.Payments on Account.
(a)BofI shall establish a segregated deposit account in the name of "Emerald Financial Services, LLC, as Servicer" (the “Distributions Account”) into which it will credit, on a daily basis, all funds received on the Accounts, including all Loan Participation Cash Flows. Servicer shall have the right to make deposits to and withdrawals from the Distribution Account, for the benefit of BofI and Participant, and manage all Advances and Distributions consistent with the terms of this Agreement. BofI shall charge no fees on the Distributions Account. BofI hereby waives all set off rights with respect to the Distributions Account. Servicer, on behalf of the BofI, shall account for and distribute all Distributions on each Business Day during the Promotional Period, and on a monthly basis during any month that is not during the Promotional Period, as follows:
(i)On each Business Day during the Promotional Period, Servicer, on behalf of BofI, shall prepare and send to BofI and Participant a statement showing (i) the Loan Participation Cash Flow received on (or as of) the previous Business Day and (ii) the service fees accrued with respect to the previous Business Day. On each Business Day during the Promotional Period, BofI shall cause the Servicer to distribute to Participant an amount equal to the product of (x) the Loan Participation Cash Flow for the previous Business Day, times (y) the Participant Percentage Interest; and
(ii)With respect to each month that is not in the Promotional Period, within ten (10) Business Days following the completion of such month, Servicer, on behalf of BofI, shall prepare and send to BofI and Participant a statement (the “Monthly Statement”) showing (i) the Loan Participation Cash Flow received during such month and (ii) the service fees accrued with respect to such month. Within one Business Day of providing the Monthly Statement to Participant, BofI shall cause the Servicer to distribute to Participant an amount equal to the product of (x) the Loan Participation Cash Flow for such month, times (y) the Participant Percentage Interest.
For the avoidance of doubt, an example of the calculation of the payments to the Participant described in the previous sentence is set forth on Exhibit C.
(b)BofI, or Servicer acting on behalf of the BofI, shall hold all property to be distributed to Participant under Section 5(a) for benefit of Participant in a non-fiduciary capacity, and shall pay or deliver any amounts to be paid to Participant (according to the Participant Percentage Interest), without setoff, counterclaim or deduction of any kind except as required by Applicable Law or expressly provided hereunder. BofI shall have no legal, equitable or beneficial interest in such property.
(c)If BofI distributes any property to Participant pursuant to Section 5(a) (a “Prior Payment”) and BofI is required to return to any Person all or any portion of any property in respect of which such Prior Payment was made (the “Proceeds Subject to Return”), Participant shall, upon the written request (each such notice, a “Return Notice”) of BofI, or Servicer acting on behalf of BofI, promptly return to BofI such Proceeds Subject to Return. Each Return Notice shall be deemed to have been accepted by, and shall become finally binding upon, Participant (i) absent demonstrable error, and (ii) in any event, within 10 days of BofI’s (or Servicer’s) delivery of such Return Notice, unless Participant furnishes BofI with a written notice objecting to any of the information contained therein within such 10-day period.
6.Control of Collateral.
(a)BofI and Participant acknowledge that BofI is the depository institution with respect to Accounts and deposits serving as Collateral. Should any Accountholder default occur, unless otherwise required by Applicable Law or the Account Documentation, BofI will take instruction only from Servicer, and not from the Accountholder, concerning withdrawals from such Accountholder’s Account.
(b)BofI hereby subordinates any security interest and right of set off that it may have in the Accounts and Participated Receivables, except to the interests of itself and Participant under this Agreement.
7.Standard of Care.
(a)Each of BofI and Servicer shall act in good faith and exercise the same care as it would exercise if it was the sole beneficial owner of the Accounts and Participated Receivables.
(b)Servicer, Participant and Guarantor acknowledge that the Participations are sold to Participant without recourse, and Participant expressly assumes all risk of loss in connection with such Participations, as if Participant had made loans in amounts equal to the Participant Percentage Interest in the Participated Receivables directly to the Accountholders. Without limiting the foregoing and notwithstanding any provision hereunder, BofI makes no representation or warranty as to, and shall not be responsible for: the enforceability, genuineness or collectability of any Account Documentation; any failure by any Accountholder or other obligor to perform its obligations thereunder; the collectability of any Receivable (including any Advance, Interest or Fees); any Accountholder’s or other obligor’s use of the proceeds therefrom; or the preservation of any Collateral or the loss, depreciation or release thereof; provided, however, that nothing contained in this Section 7(b) shall relieve BofI of its obligation to comply with the express terms and conditions of this Agreement or the PMA, or from any liability for any breach of its express representations, warranties, covenants or agreements contained herein, or from any liability arising out of its grossly negligent, willful or fraudulent acts or omissions as provided in Section 15. Servicer, Participant and Guarantor further acknowledge that subject to BofI’s oversight and control, Servicer shall have operational responsibility for all aspects of servicing and collecting the Accounts, the Receivables and the transactions contemplated by this Agreement.
(c)BofI shall not be, or be deemed to be, a trustee, agent or fiduciary for Participant in connection with any extension of credit pursuant to any Account Documentation. Subject to the PMA, BofI or any of its Affiliates, may accept deposits from, make loans or otherwise extend credit to and generally engage in any kind of banking or other business with any Person that is an Accountholder, and receive payments on such extensions of credit and otherwise act with respect thereto freely and without accountability to Participant or any other Participant Indemnified Party, in the same manner as if the Participations did not exist (and, in each case, without any additional notice to Participant).
(d)Except as permitted under the PMA or as required by Applicable Law, BofI and Servicer shall not cause or permit (i) the amendment or modification of any Account Documentation or (ii) the waiver of any right thereunder, in each case, relating to any Participated Receivable, without the prior written consent of Participant, which consent shall not be unreasonably withheld.
8.Costs and Expenses.
(a)Each of BofI, Participant and Guarantor shall pay all of its own out-of-pocket fees and expenses, including attorneys’ fees, incurred in connection with the preparation, negotiation and consummation of this Agreement and, except as otherwise provided for by this Agreement, the transactions contemplated hereby.
(b)BofI shall pay to Servicer the Servicing Fees in such amounts and at such times as set forth in the Emerald Advance Product Schedule attached to the PMA. No Servicing Fees are payable by Participant under this Agreement.
(c)Servicer shall be responsible for payment of all fees payable to its Service Providers.
9.Representations.
(a)Each of BofI, Participant and Servicer (and Guarantor, solely with respect to Sections 9(a)(i) through (iii)) represents, warrants, acknowledges and agrees to and with the others, as of the date hereof, and as of each Purchase Date, that:
(i)It is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, has the banking, corporate or company power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and all documents required to be executed and delivered by it in connection herewith, to fulfill its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.
(ii)The making and performance by it of this Agreement and all documents required to be executed and delivered by it in connection herewith, and fulfillment of its obligations hereunder and thereunder, do not violate any Applicable Law or any writ, order, judgment, injunction, decree or determination applicable to it, or constitute a breach or default of any material agreement to which it is a party or by which it is bound, or contravene any provision of any document under which it was organized, and all authorizations, consents, orders, approvals, registrations or declarations required to be obtained from any Regulatory Authority in connection with the making and performance by it of this Agreement and all documents required to be executed and delivered by it in connection herewith, and fulfillment of its obligations hereunder and thereunder, have been obtained.
(iii)This Agreement and all documents required to be executed hereunder on or before the date hereof or such Purchase Date, as applicable, have been duly and validly authorized, executed and delivered by it and constitute its legal, valid and binding obligations, enforceable (subject to any bankruptcy, insolvency, reorganization, restructuring, moratorium or similar laws affecting creditors’ rights generally and to a court’s discretion in relation to equitable remedies) against it in accordance with the respective terms hereof and thereof.
(iv)Another Party or such other Party’s Affiliates may be in possession of information concerning one or more Accounts or Accountholders (the “Information”) which may not be known to it, and the other Party shall have no liability whatsoever to it based on such other Party’s or any of such other Party’s Affiliate’s knowledge, use, possession or nondisclosure of the Information, and it waives and releases any claims that it might have against the other Party and such other Party’s Affiliates with respect to the nondisclosure of the Information in connection with the purchase and sale of Participations hereunder and the transactions described herein; provided, however, that the foregoing shall not in any way impair or limit the express representations and warranties (if any) made by the other Party or such other Party’s Affiliates hereunder or under the PMA or the obligations (if any) of the other Party or such other Party’s Affiliates hereunder or thereunder.
(v)It (i) is a sophisticated Person with respect to the purchase or sale of the Participations (as applicable) and the retention of the Retained Receivables or assumption of the Assumed Obligations (as applicable), (ii) has adequate information concerning the financial condition of the Accountholders to make an informed decision regarding the purchase or sale of the Participations (as applicable) and the retention of the Retained Receivables or the assumption of the Assumed Obligations (as applicable) and (iii) has independently and without reliance upon the other Party or such other Party’s Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the express representations, warranties, covenants and indemnities of the other Parties set forth in this Agreement and the PMA.
(vi)No Party or Affiliate of such Party has given to any other Party any investment, tax or accounting advice or opinion on whether the purchase or sale of any Participation or the retention of the Retained Receivables or assumption of the Assumed Obligations (as applicable) is prudent.
(b)BofI further represents, warrants and acknowledges and agrees to and with Participant as of each Purchase Date that immediately prior to the sale of Participations to be sold on such Purchase Date, BofI is the legal and beneficial owner of and has good title to the Accounts and Receivables, free and clear of any mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind; any purchase, option, call or put agreement or arrangement(except this Agreement); any prior sale, transfer, assignment or participation by BofI; or any agreement to create or effect any of the foregoing (other than this Agreement).
(c)Participant further represents, warrants, acknowledges and agrees to and with BofI as of each Purchase Date, and as of each date on which any amount of Loan Participation Cash Flow is to be paid or delivered to Participant, that Participant is entitled to receive any payments and distributions to be made to it hereunder without the withholding of any tax.
(d)Without characterizing any Participation as a “security” within the meaning of Securities Act of 1933 (the “Act”) or any state “blue sky” law, Participant represents to BofI that it is acquiring each Participation solely for its own account for investment purposes only and with no present intention of selling or distributing the same publicly or making any further distribution thereof in violation of the Act; provided, however, the Participant may Transfer (as defined below) any Participation if such Transfer is in accordance with the Act, such laws and the provisions of this Agreement.
(e)Except as expressly provided in this Agreement, none of the Parties make any representations or warranties, express or implied, with respect to the transactions contemplated herein. BofI and Participant acknowledge that: (i) the sale of any Participation pursuant to this Agreement (A) is irrevocable, (B) is intended by BofI and Participant to be a true sale of BofI’s right, title and interest in and to the Participated Receivables to the extent of such Participation sold hereunder and shall be treated as such for accounting purposes by BofI and Participant, (C) is not intended to be a lending transaction or extension of credit from Participant to BofI and (D) is intended to transfer and convey risk of loss to the extent of each Participation from BofI to Participant (other than as expressly provided herein); (ii) the amount of the Purchase Price for any Participation is equal to or greater than the fair value of such Participation as of the applicable Purchase Date; and (iii) neither BofI nor Participant shall have any recourse to one another (or in BofI’s case, to Guarantor) with respect to this Agreement or any Participation sold pursuant thereto, except as expressly provided herein. Without limiting the foregoing, BofI shall have no liability for, and Participant will have no recourse (credit or otherwise) to BofI with respect to, the performance of any Participation except as expressly provided herein.
10.Notices.
All notices required or permitted under this Agreement must be given in writing, reference this Agreement and will be deemed delivered and given (i) upon personal delivery to the Guarantor or the party to be notified; (ii) on the date sent by facsimile or email (with confirmation of transmission); (iii) on the date received if sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; (iii) one Business Day after deposit with a nationally-recognized commercial overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the following addresses (or at such other address as shall be specified by like notice):
If to Participant, to:
HRB Participant I, LLC
One H&R Block Way
Kansas City, MO 64105
Attn: [•]
Email: [•]
Telephone: [•]
Facsimile: [•]

Attn: Walter Pirnot
Email: wpirnot@hrblock.com
Telephone: 816-854-5757
Facsimile: 816-802-1065

with copies to:

H&R Block, Inc. One H&R Block Way Kansas City, Missouri 64105 Attn: Tom Gerke, Chief Legal Officer Email: tom.gerke@hrblock.com Telephone: 816-854-6060 Facsimile: 816-854-8500	Stinson Leonard Street LLP Attn: Mike Lochmann 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106 Email: mike.lochmann@stinsonleonard.com Telephone: 816-691-3208 Facsimile: 816-412-1249

If to BofI, to:
BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, California 92122
Attn: Gregory Garrabrants
Email: ggarrabrants@bofifederalbank.com
Telephone: 858-350-6203
Facsimile: 858-345-0460

With copies to:

BofI Federal Bank                Sheppard Mullin
4350 La Jolla Village Drive, Suite 140     Attn: Lawrence M. Braun
San Diego, California 92122            333 South Hope Street
Attn: Eshel Bar-Adon                Forty-Third Floor
Email: EBar-Adon@bofifederalbank.com    Los Angeles, CA 90071
Telephone: 858-764-2905             Telephone: 213-617-4184
Facsimile: 858-740-1675            Facsimile: 213-443-2814

If to Servicer, to:

Emerald Financial Services, LLC
One H&R Block Way
Kansas City, Missouri 64105
Attn: Greg Quarles
Email: greg.quarles@hrblock.com
Telephone: 816-854-5709
Facsimile: 816-854-8052

Attn: Walter Pirnot
Email: wpirnot@hrblock.com
Telephone: 816-854-5757
Facsimile: 816-802-1065

with copies to:

H&R Block, Inc. One H&R Block Way Kansas City, Missouri 64105 Attn: Tom Gerke, Chief Legal Officer Email: tom.gerke@hrblock.com Telephone: 816-854-6060 Facsimile: 816-854-8500	Stinson Leonard Street LLP Attn: Mike Lochmann 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106 Email: mike.lochmann@stinsonleonard.com Telephone: 816-691-3208 Facsimile: 816-412-1249
If to Guarantor, to:

H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105

Attn: Tom Gerke, Chief Legal Officer
Email: tom.gerke@hrblock.com
Telephone: 816-854-6060
Facsimile: 816-854-8500

Attn: Walter Pirnot
Email: wpirnot@hrblock.com
Telephone: 816-854-5757
Facsimile: 816-802-1065

with a copy to:

H&R Block, Inc. One H&R Block Way Kansas City, Missouri 64105 Attn: Tom Gerke, Chief Legal Officer Email: tom.gerke@hrblock.com Telephone: 816-854-6060 Facsimile: 816-854-8500	Stinson Leonard Street LLP Attn: Mike Lochmann 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106 Email: mike.lochmann@stinsonleonard.com Telephone: 816-691-3208 Facsimile: 816-412-1249

provided, however, that the providing of notice to counsel shall not, of itself, be deemed the providing of notice to the Guarantor or a party hereto. Any notice provided pursuant to this Section 10 shall be effective on the date of completion of all delivery requirements.
11.Payment Instructions.
All payments from one Party to another in connection with this Agreement shall be made in accordance with the payment instructions set forth below:

BofI:
ABA Number: [•]
Account Number: [•]
Reference: [•]
Attention: [•]
Participant:
ABA Number: [•]
Account Number: [•]
Reference: [•]
Attention: [•]
Servicer:
ABA Number: [•]
Account Number: [•]
Reference: [•]
Attention: [•]
Guarantor:
ABA Number: [•]
Account Number: [•]
Reference: [•]
Attention: [•]
12.Interest on Overdue Payments.
If any payment hereunder is not paid by any Party to another Party when due hereunder, then interest shall accrue, and be payable immediately on demand, on all such amounts at a per-annum rate equal to (a) the Federal Funds Target Rate during the first five days following the date on which payment is due and (b) the Federal Funds Target Rate plus 2% per annum during all times thereafter until payment is made, in each case, accruing from and including the due date to but excluding the date the payment is made; provided, however, that no such interest shall accrue if any such payment is made to the Party to which it is due within one (1) Business Day from the due date thereof.
13.Transfers of Participations; Permitted Assignments.
(a)Participant may sell, assign, pledge, subparticipate or otherwise transfer (each, a “Transfer”) to any Person any Participation, or any part thereof or interest therein; provided, however, that the transferring Participant provides to BofI and Servicer a copy of the executed assignment agreement that identifies the transferee participant, its address for notices, its bank account and wire transfer information, its EIN and other relevant information reasonably requested by BofI or Servicer, and the transferee Participant agrees to the applicable terms of this Agreement (including the confidentiality provisions of Section 19).
(b)Except as provided in Section 13(c), Participant may not assign or delegate (x) its obligations hereunder (including its purchase obligations set forth in Section 2 hereof) or (y) its rights to purchase Participations under Section 2 hereof, in either case, without prior written consent by BofI. In the event of any such assignment made with the prior written consent of the BofI, the obligations of the assignee Participant will not be Guaranteed Obligations covered by the Guarantee in Section 30.
(c)Notwithstanding Section 13(b), Participant may assign or delegate (x) its obligations hereunder ( including its purchase obligation set forth in Section 2 hereof ) or (y) its rights to purchase Participations under Section 2 hereof, in either case, without the prior written consent of the BofI, if such assignment or delegation is made to any direct or indirect subsidiary of the Guarantor.
(d)In the event of any assignment or delegation, Participant shall remain directly liable to BofI under this Agreement until (1) the assigning or delegating Participant provides to BofI and Servicer a copy of the executed assignment agreement that identifies the assignee Participant, its address for notices, its bank account and wire transfer information, its EIN and other relevant information reasonably requested by BofI or Servicer, and the assignee Participant agrees to the applicable terms of this Agreement (including the confidentiality provision of Section 19, and (2) if required by this Section 13, the BofI consents to such assignment.
(e)BofI may Transfer to any Person a participation interest in any Retained Receivable; provided, however, that BofI shall remain subject to its obligations to Participant under this Agreement with respect to the Participations and the Participated Receivables. Subject to the preceding sentence, BofI may not Transfer to any Person any of its rights under this Agreement or any Account Documentation or with respect to any Participated Accounts without the prior written consent of Participant, which shall not be unreasonably withheld.
(f)BofI and Servicer agree to cooperate with and provide further assistance to Participant with respect to any Transfer of a Participation that is permitted under Section 13(a) of this Agreement. From time to time at the request of Participant, BofI and Servicer, without further consideration, shall (i) execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered, all such instruments and take such actions as may be reasonably necessary and appropriate, or reasonably requested by Participant, in order to effect such permitted Transfer to the transferee participant equitable title to the Transferred Participation, and put the transferee participant in possession of the Transferred Participation, and (ii) use communally reasonable efforts to otherwise assist Participant in the orderly Transfer of any such Participation.
14.Charged-Off Accounts.
BofI, Servicer, and Participant acknowledge and agree that: (a) Receivables arising from Charged-Off Accounts may require a material period of time to collect and/or be uncollectable; (b) BofI and Servicer shall continue to administer the Charged-Off Accounts until the earliest of (1) the collection of the Receivables relating to such Charged-Off Account, or (2) the fulfillment of their obligations under the Account Documentation with respect to such Charged-Off Account following the termination of this Agreement; and (c) Servicer may continue to use BofI’s name in connection with its collections activity with respect to each Charged-Off Account until collection of the Receivables relating to such Charged-Off Account.
15.Indemnification.
(a)    Participant agrees to protect, indemnify, defend and hold harmless BofI, its Affiliates, its Service Providers and their respective shareholders, directors, officers, employees, agents, representatives and permitted assigns (each, a "BofI Indemnified Party"), from and against any and all Indemnified Losses to the extent such Indemnified Losses arise out of or result from (i) any breach by Participant of any representation, warranty, covenant or other provision contained in this Agreement; (ii) the negligent, willful or fraudulent acts or omissions of Participant in connection with matters contemplated by this Agreement or (iii) the failure of Guarantor to perform its obligations under the Guarantee in Section 30; provided, however, that in no event shall Participant be obligated to indemnify any BofI Indemnified Party under this Section 15(b) against any Indemnified Losses to the extent such Indemnified Losses result from the grossly negligent, willful or fraudulent acts or omissions of BofI, its Affiliates or any of their respective Service Providers. In addition, should BofI be sued or threatened by suit by any receiver or trustee in connection with the bankruptcy of any Accountholder, or directly by any Accountholder as a debtor-in-possession, on account of any alleged preference, voidable transfer or fraudulent conveyance alleged to have been received as the result of any transaction in respect of which Participant has participated with Bank hereunder, or if any claim, suit or action shall be asserted against the Bank relating thereto, then in such event, Participant shall indemnify Bank for any money paid by Bank in satisfaction or compromise of such suit, action or demand, any money required to be returned by Bank to such Borrower or its estate, and any costs or fees associated therewith, in each case in proportion to the Participant Percentage Interest (provided that any subsequent payment received by Bank in such bankruptcy proceeding vis-a-vis the Account shall be a recovery and a Distribution with respect to which Participant shall receive its Participant Percentage Interest).
(b)    BofI agrees to protect, indemnify, defend and hold harmless Participant and Guarantor, and their respective shareholders, directors, officers, employees, agents, representatives and permitted assigns (each, a "Participant Indemnified Party"), from and against any and all Indemnified Losses to the extent such Indemnified Losses arise out of or result from the grossly negligent, willful or fraudulent act or omission of BofI or its Affiliates in connection with matters contemplated by this Agreement; provided, however, that in no event shall BofI be obligated to indemnify any Participant Indemnified Party under this Section 15(a) against any Indemnified Losses to the extent such Indemnified Losses result from the grossly negligent, willful or fraudulent acts or omissions of Servicer, Participant, Guarantor, or any of their respective Affiliates or Service Providers.
(c)    If a Participant Indemnified Party or a BofI Indemnified Party (in each case, the "Indemnified Party") receives notice of any third-party claim for which indemnification may be available under this Agreement, the Indemnified Party must promptly notify the indemnifying Party (the "Indemnifying Party") in writing of the third-party claim, including, to the extent readily available, an estimate of the amount of liability arising from it. The Indemnified Party shall use its commercially reasonable efforts to provide notice to the Indemnifying Party no later than 15 days after receipt of a complaint, summons or similar pleading by the Indemnified Party in the event a suit or action has commenced, or 30 days under all other circumstances; provided, however, that the failure to give such notice shall not relieve an Indemnifying Party of its obligation to indemnify under this Section 15, except to the extent the Indemnifying Party is materially prejudiced by such failure.
(d)    Subject to Section 15(e), the Indemnifying Party shall have the right to defend any such third-party claim at its expense and in the name of the Indemnified Party and shall select the counsel for the defense of such third-party claim as approved by the Indemnified Party, such approval not to be unreasonably withheld, and the Indemnified Party shall reasonably cooperate with the

Indemnifying Party in the conduct of the defense against such third-party claim. The Indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis, or at the Indemnifying Party's expense and with full control if the Indemnifying Party does not fulfill its obligations to appoint counsel to defend the Indemnified Party which is reasonably satisfactory to the Indemnified Party within a reasonable time after the Indemnifying Party has received written notice of such third-party claim from the Indemnified Party. BofI and Participant agree to cooperate in good faith to coordinate the defense of any third-party claim that may give rise to indemnification obligations of more than one Indemnifying Party or that may include allegations that are not subject to indemnification.
(e)    Notwithstanding Section 15(d), the Indemnifying Party shall not have the right to defend any such third-party claim on behalf of the Indemnified Party if: (i) it contests (in whole or in part) its indemnification obligations (but only as to the obligations specific to the Indemnifying Party's obligations to indemnify under this Section 15 in the event a third-party claim gives rise to indemnification obligations of more than one Indemnifying Party); (ii) it fails to employ counsel approved by the Indemnified Party (such approval not to be unreasonably withheld) to assume the defense of such third-party claim or refuses to replace such counsel upon the Indemnified Party's reasonable request; (iii) the Indemnified Party reasonably determines that there are issues which could raise possible conflicts of interest between the Indemnifying Party and the Indemnified Party or that the Indemnified Party has claims or defenses that are separate from or in addition to the claims or defenses of the Indemnifying Party; or (iv) such third-party claim seeks an injunction, cease and desist order, or other equitable relief against the Indemnified Party. In each such case described in clauses (i) - (iv) above, the Indemnified Party shall have the right to direct the defense of the third-party claim and retain its own counsel, and the Indemnifying Party shall pay the cost of such defense, including reasonable attorneys' fees and expenses. If the Indemnifying Party does not assume the defense of any such third-party claim or refuses to replace such counsel upon the Indemnified Party's reasonable request as provided in this Section 15, the Indemnifying Party shall have the right to participate, at its own expense, in the defense of such third-party claim with counsel deemed satisfactory to it in its sole discretion.
(f)    If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party shall be subrogated to any counterclaims, claims in recoupment or similar rights of the Indemnified Party as against any other Persons to the extent of any amount which the Indemnifying Party is liable to pay in satisfaction or settlement of such third-party claim under this Section 15. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim or right against such other Persons.
(g)    The Indemnifying Party shall not be liable for any settlement of any such third-party claim effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there is a judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any Indemnified Loss by reason of such settlement or judgment to the extent required by Section 15(a) or 15(b), as applicable. If the Indemnifying Party assumes the defense of any such third-party claim, it shall be entitled to settle such third-party claim (i) with the consent of the Indemnified Party (which consent shall not be unreasonably withheld) or, (ii) if such settlement provides for an unconditional, irrevocable release of the

Indemnified Party in connection with all matters relating to the action or proceeding that have been asserted against such Indemnified Party in connection with such third-party claim by the other parties to such settlement, and such release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party, without the consent of such Indemnified Party. The amount paid or payable by an Indemnified Party as a result of the Indemnified Losses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such third-party claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 15, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent it is reasonable to believe that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party under this Section 15, the Indemnified Party that received the benefit of such payment shall promptly refund the amount so paid to the Indemnifying Party.
(h)    BofI and Participant recognize and acknowledge that third-party claims may be made as part of an action, suit, investigation or proceeding that may give rise to the indemnification obligations of more than one Indemnifying Party or that may include allegations that are not subject to indemnification, and the Indemnifying Parties agree that they shall cooperate in good faith to fairly apportion the Indemnified Losses relating to such third-party claims. Indemnified Losses incurred in defending third-party claims shall be apportioned to the respective Indemnifying Party that has responsibility under this Section 15 for indemnification as to each specific third-party claim, but only to the extent that those Indemnified Losses directly arise from such third-party claim.
16.Force Majeure.
If either of BofI, on the one hand, or any of Participant, Servicer or Guarantor, on the other hand, is unable to carry out the whole or any part of its obligations under this Agreement for any reason beyond its respective control, including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot, terrorism and any other causes of such nature, then its respective performance of the obligations under this Agreement as it is affected by such cause is to be excused during the continuance of the inability so caused.
17.Binding Agreement.
This Agreement, including the representations, warranties, covenants and indemnities contained herein, shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. All representations, warranties and indemnities made in this Agreement shall survive the execution, delivery and performance of this Agreement.
18.Amendments; Entire Agreement.
This Agreement, together with the PMA and all Exhibits and Schedules thereto, is the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements among the Parties and the Guarantor with respect to the subject matter hereof, whether written or oral. This Agreement may not be amended except by written instrument signed by the Parties and with respect of Section 30, the Guarantor.

19.Confidentiality; Records.
(a)Each Party shall cause its respective directors, officers, employees, representatives, Affiliates and Service Providers, to comply with the provisions of this Section 19. Notwithstanding anything to the contrary contained herein, for purposes of this Section 19, Participant, Guarantor and Servicer shall be treated as a single Party.
(b)If a Party receives Confidential Information (the “Receiving Party”) of the other Party (the “Disclosing Party”), the Receiving Party shall not use or disclose Confidential Information of the applicable Disclosing Party except: (i) to perform its obligations or enforce its rights with respect to Accounts, the Account Documentation, this Agreement or the PMA; (ii) as expressly permitted by this Agreement or the PMA; (iii) with the prior consent of the Disclosing Party; (iv) pursuant to a subpoena, summons or other order requesting information that is issued to the Receiving Party by any Regulatory Authority (including routine and supervisory examinations by Regulatory Authorities) (“Regulatory Request”); (v) based on advice of legal counsel, to the extent the Receiving Party is required by Applicable Law or valid court order or Regulatory Authority order to disclose, or (vi) as otherwise required by Applicable Law; provided however, that in the case of clauses (iv) - (vi) (other than routine and supervisory examinations by Regulatory Authorities), to the extent permitted or required by Applicable Law, the Receiving Party shall give prompt notice to the Disclosing Party to allow it an opportunity to seek a protective order.
(c)A Receiving Party shall: (i) limit access to the Disclosing Party’s Confidential Information to (x) those employees, professionals, Affiliates and Service Providers, that have a reasonable need to access such Confidential Information in connection with Accounts or other purposes permitted by this Agreement or the PMA and (y) to Potential Transferees as provided under Section 19(d) and (ii) obtain contractual or other enforceable confidentiality commitments substantially similar to those set forth in this Section 19 from those of its Affiliates, Service Providers and Potential Transferees, as applicable, to which such Receiving Party provides access to the Disclosing Party’s Confidential Information.
(d)Notwithstanding anything else contained in this Section 19, (i) Participant may disclose the contents of this Agreement to any proposed assignee, participant, subparticipant or other transferee of, or to any proposed counterparty in a loan or securitization transaction with respect to, all or any part of its interest in a Participation and (ii) BofI may disclose the contents of this Agreement to any proposed purchaser of a participation interest in the Retained Receivables or any proposed purchaser of an Account (in each case, a “Potential Transferee”), in each case, in connection with a Transfer permitted under Section 13. Such permitted disclosure may also be made to professionals employed or engaged by such entities; provided, however, that each such Person or entity agrees to keep such disclosed information confidential on the same terms as provided in this Section 19 and Applicable Law. Participant agrees to comply with the requirements of the applicable Account Documentation regarding confidentiality. At the request of Participant, BofI (or Servicer acting on behalf of BofI) shall, subject to Applicable Law and any applicable confidentiality restrictions contained in the Account Documentation, use commercially reasonable efforts to deliver or otherwise make available to Participant copies of all written information and documents received by BofI in its capacity as a lender under the Accounts, or Servicer acting on behalf of BofI, from time to time with respect to the Account Documentation and the Receivables as soon as practicable after the same are received by BofI or Servicer, as applicable.

(e)Except as otherwise permitted by this Section 19 and any disclosure required by Applicable Law, the Parties agree that the terms of this Agreement shall be Confidential Information of each Party.
(f)Notwithstanding anything else contained in this Agreement, a Party will not be obligated to take any action with respect to the collection, use or disclosure of Confidential Information in connection with the Accounts, the Account Documentation or this Agreement that such Party reasonably believes in good faith would cause, or is reasonably likely to cause, such Party to violate any Applicable Law.
20.Governing Law.
This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.
21.Consent to Jurisdiction.
(a)Each party hereto agrees that all actions, proceedings or counterclaims arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the Eastern District of Missouri located in the City of St. Louis, or as to those lawsuits to which the Federal Courts of the United States lack subject matter jurisdiction, before a court located in the State of Missouri in the City of St. Louis, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any other court. For the purposes of such actions, proceedings, or counterclaims, service of process on a Party hereto shall be deemed effective if it is dispatched by United States first class mail to such Party’s address provided in Section 10 (Notices). The Parties and the Guarantor acknowledge and agree that this Agreement was drafted, negotiated and executed in the State of Missouri.
22.Waiver of Jury Trial.
THE GUARANTOR AND EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
23.Further Assurances.
Each Party agrees to execute all such further documents and instruments and to do all such further things as any other Party may reasonably request in order to give effect to and to consummate the transactions contemplated hereby, and to provide access to any other Party or Regulatory Authority asserting jurisdiction over such other Party to the extent necessary for such other Party to comply with Applicable Law.

24.Termination.
The obligations of the Parties hereunder shall terminate automatically upon the effectiveness of termination of the PMA or, if earlier terminated, the Emerald Advance program. Upon termination of this Agreement, the Parties shall have such rights and obligations with respect to the Accounts and Receivables, including Participated Receivables and Retained Receivables, as may exist pursuant to the terms of this Agreement as of the termination date, or as may be otherwise agreed upon in writing by the Parties.
25.No Relationship.
Nothing contained in this Agreement shall establish any fiduciary, partnership, joint venture or similar relationship between any of the Parties.
26.Counterpart Execution.
This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
27.Severability.
The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.
28.Underwriting Standards.
Pursuant to the PMA, BofI shall establish the Underwriting Standards. BofI may change the Underwriting Standards as permitted by the PMA, and in consultation with and upon prior written notice to Participant; provided, however, that, except as required by Applicable Law, no change in the Underwriting Standards that could reasonably be expected to have a material adverse effect on the Participant shall be made without the prior written consent of Participant.
29.Clarification of Intent.
BofI and Participant intend that each sale and purchase of a Participation pursuant to this Agreement shall constitute a true sale of BofI’s right, title and interest in and to the related Participated Receivables to the extent of the Participant Percentage Interest in such Participated Receivables and not a pledge of security for a loan from Participant. BofI and Participant intend to account for the sale and purchase of each Participation in accordance with the guidelines set forth under FASB ASC 860-10-40-6A (as amended, from time to time). Should this treatment be challenged, the parties agree to modify and reform this Agreement, so that all Participations conform to the guidelines set forth under FASB ASC 860-10-40-6A and are treated as a "sale" for accounting purposes. If, notwithstanding such intent and any such reform, any sale and purchase of a Participation is deemed to be a pledge of security for a loan, BofI and Participant intend that the rights and obligations of the Parties with respect to such loan shall be established pursuant to the terms of this Agreement, and BofI hereby grants to Participant a perfected, first priority security interest in all of BofI’s right, title and interest in and to the related Participated Receivables and the related Distributions, in each case, to the extent of the Participant Percentage Interest in such Participated Receivables, to secure all of BofI’s obligations under this Agreement, the Purchase Price Notices and the Settlement Reports, and in such case, this Agreement shall constitute a security agreement between BofI and Participant under Applicable Law. BofI authorizes Participant to file UCC-1 financing statements, any continuation statements with respect thereto and any amendments thereto, to declare the intent of the Parties and as necessary to perfect and protect the interests of Participant in such Participations and Distributions.
30.Guarantee.
(a)In consideration of BofI entering into this Agreement and the transactions contemplated hereunder, Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “Guarantee”) to BofI and BofI Indemnified Parties the full and prompt performance and payment when due of all liabilities, obligations and undertakings of Participant (and its successors and permitted assigns) under this Agreement, including under Sections 2, 4, 5(c), 12 and 15 (the “Guaranteed Obligations”), and all reasonable and documented legal fees, costs and expenses incurred by BofI in enforcing this Guarantee.
(b)This Guarantee is an absolute, unconditional and continuing guarantee of the full and punctual payment of the Guaranteed Obligations. This Guarantee is in no way conditioned upon any requirement that BofI first attempt to collect the Guaranteed Obligations from Participant or resort to any security or other means of collecting payment. Claims under this Guarantee may be made on one or more occasions. If any payment in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations up to the rescinded amount as if such payment had not been made. Guarantor further guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement. This Guarantee is a guarantee of performance and payment and not merely of collection.
(c)If Participant defaults in the payment of any portion of the Guaranteed Obligations or otherwise is unable for any reason to pay any Guaranteed Obligations as and when due, or if BofI is unable to bring a claim for the Guaranteed Obligations against Participant for any reason (including by reason of any bankruptcy or similar proceeding, automatic stay or otherwise) Guarantor shall make the payment required hereunder or otherwise cause such payment to be made within five (5) Business Days after the receipt by Guarantor of written notice from BofI or Servicer of such payment default by Participant. All sums payable by Guarantor hereunder shall be made in immediately available funds.
(d)Notwithstanding anything to the contrary contained or implied herein, Guarantor reserves the right to assert defenses that Participant may have to payment or performance of the Guaranteed Obligations (other than defenses arising from the bankruptcy, insolvency or similar rights of Participant), or defenses related to Participant’s capacity or authority to enter into the Agreement.
(e)For avoidance of doubt, the Guarantee set forth in this Section 30 covers all obligations and rights of Participant that are assigned or delegated to another subsidiary of the Guarantor pursuant to Section 13(c) hereof.
(signature page follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

BofI FEDERAL BANK

By:
Name:
Title:
EMERALD FINANCIAL SERVICES, LLC

By:
Name:
Title:
HRB PARTICIPANT I, LLC

By:
Name:
Title:
H&R Block, Inc.

By:
Name:
Title:

List of Schedules and Similar Attachments Omitted from Receivables Participation Agreement

Exhibit A	Calculation of Purchase Price of Participation Interest
Exhibit B	Settlement Report
Exhibit C	Calculation of Distribution of Cash Flow from Receivables
Upon request, the registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment to the Receivables Participation Agreement; provided, however, that the registrant may request confidential treatment of omitted items prior to any public disclosure.